UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

Beacon Roofing Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50924	36-4173371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (571) 323-3939

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On January 2, 2018 (the “Closing Date”), Beacon Roofing Supply, Inc. (“Beacon” or the “Company”) completed its previously announced acquisition (the “Allied Acquisition”) of all of the outstanding capital stock of Allied Building Products Corp. and an affiliated entity (together, “Allied”), pursuant to that certain Stock Purchase Agreement, dated as of August 24, 2017 (the “Stock Purchase Agreement”), among the Company, Oldcastle, Inc., as parent, and Oldcastle Distribution, Inc., as seller, for approximately $2.625 billion in cash (subject to a working capital and certain other adjustments as set forth in the Stock Purchase Agreement) (the “Purchase Price”).

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Facilities

In connection with the Allied Acquisition, on the Closing Date, the Company entered into (i) a new term loan credit agreement (the “New Term Loan Credit Agreement”) with Citibank, N.A., as administrative agent and collateral agent, and the other lenders from time to time party thereto, providing for a senior secured term loan B facility with an initial commitment of $970.0 million (the “Term Loan Credit Facility”) and (ii) an amended and restated credit agreement (the “Amended and Restated ABL Credit Agreement” and, together with the New Term Loan Credit Agreement, the “New Credit Agreements”) with Wells Fargo Bank, National Association, as administrative agent, certain subsidiaries of the Company as borrowers (the “Borrowers”), and the other lenders party thereto, providing for a senior secured asset-based revolving credit facility with an initial commitment of $1.3 billion (the “Revolving Credit Facility” and, together with the “Term Loan Credit Facility,” the “New Credit Facilities”).

Interest. The interest rates applicable to borrowings under the Term Loan Credit Facility and the Revolving Credit Facility are based on a fluctuating rate of interest measured by reference to either, at the Company’s option, (i) a base rate, plus an applicable margin, or (ii) a reserve-adjusted London Interbank Offered Rate (“LIBOR”), plus an applicable margin (or, in the case of Revolving Credit Facility borrowings denominated in Canadian dollars, the Canadian dollar bankers’ acceptances rate). The initial applicable margin for all Term Loan Credit Facility borrowings is 1.25% per annum with respect to base rate borrowings and 2.25% per annum with respect to LIBOR borrowings. The applicable margin for Revolving Credit Facility borrowings will be based on the Company’s excess availability as determined by reference to a borrowing base.

Prepayments. The New Term Loan Credit Agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with: (i) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of property by the Company or any of the restricted subsidiaries and 100% of the net cash proceeds from certain insurance and condemnation events with respect to the Company’s assets, subject to customary thresholds and reinvestment rights; (ii) a variable percentage of excess cash flow, ranging from 50% to 0% depending on the Company’s consolidated secured leverage ratio from time to time; and (iii) 100% of the Company’s and its restricted subsidiaries’ net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted under the New Term Loan Credit Agreement. The Company may voluntarily prepay outstanding loans under the Company’s Term Loan Credit Facility at any time subject to customary “breakage” costs with respect to LIBOR loans and subject to a prepayment premium of 1.00% in connection with certain customary repricing events that may occur within six months after the Closing Date.

The Revolving Credit Facility is required to be prepaid to the extent extensions of credit thereunder exceed the applicable borrowing base. In addition, if excess availability as determined by reference to a borrowing base falls below a specified threshold or if certain events of default occur under the Revolving Credit Facility, all cash proceeds of collateral pledged under the Revolving Credit Facility will be applied to repay the Revolving Credit Facility or secure certain obligations thereunder, subject to the right to reborrow thereafter under the Revolving Credit Facility. The Borrowers may voluntarily repay and reborrow outstanding loans under the Revolving Credit Facility at any time without a premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Maturity. In connection with the Term Loan Credit Facility, the Company must make scheduled quarterly principal payments of $2.425 million, with the balance of the principal due on the seventh anniversary of the Closing Date.

The Revolving Credit Facility will mature and the commitments thereunder will terminate five years after the Closing Date.

Guarantee and Security. The obligations of the borrowers under the Revolving Credit Facility are guaranteed by the Company and each of its direct and indirect, existing and future domestic subsidiaries, subject to customary exceptions and limitations. Borrowings under the Revolving Credit Facility by Canadian subsidiaries of the Company are also guaranteed by certain non-U.S. subsidiaries of the Company, if any (and any such foreign subsidiary will not guarantee the borrowings under the Term Loan Credit Facility).

The Revolving Credit Facility is secured by a first priority lien over substantially all of the Company’s and each guarantor’s accounts, chattel paper, deposit accounts, books, records and inventory (as well as intangibles related thereto), subject to certain customary exceptions (the “Revolving Priority Collateral”), and a second priority lien over substantially all of the Company’s and each guarantor’s other assets, including all of the equity interests of any subsidiary held by the Company or any guarantor, subject to certain customary exceptions (the “Term Priority Collateral”).

The obligations of the Company under the Term Loan Credit Facility are guaranteed by each of its direct and indirect, existing and future, domestic subsidiaries, subject to customary exceptions and limitations. The Term Loan Credit Facility is secured by a first priority lien on the Term Priority Collateral and a second priority lien on the Revolving Priority Collateral. Certain excluded assets will not be included in the Term Priority Collateral and the Revolving Priority Collateral.

Covenants. The Revolving Credit Facility contains a springing financial covenant that requires the Company, after failure to meet a minimum availability threshold under the Revolving Credit Facility, to comply with a minimum fixed charge coverage ratio (consolidated EBITDA less capital expenditures to fixed charges) of 1.00 to 1.00. Under the Revolving Credit Facility, consolidated EBITDA includes additional add-backs to net income for certain costs, fees, taxes, losses, charges, write-offs, write-downs and expenses, and consolidated fixed charges include cash interest expenses, scheduled principal payments in respect of indebtedness, income taxes paid in cash and certain restricted payments. In addition, the New Credit Facilities are subject to negative covenants that, among other things and subject to certain exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur indebtedness, make guarantees or engage in hedging arrangements; (ii) incur liens or engage in sale-leaseback transactions; (iii) make investments, loans and acquisitions; (iv) merge, liquidate or dissolve; (v) sell assets, including capital stock of subsidiaries; (vi) pay dividends on capital stock or redeem, repurchase or retire capital stock; (vii) alter the Company’s business; (viii) engage in transactions with the Company’s affiliates; and (ix) enter into agreements limiting subsidiary dividends and distributions.

Events of Default. The New Credit Agreements also contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs and is not cured or waived, the lenders under the New Credit Facilities are entitled to take various actions, including the acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor.

Incremental Facilities. The New Term Loan Credit Agreement provides that the Company has the right at any time to request incremental term loans up to the greater of (1) the excess, if any, of $675.0 million over the aggregate amount of all incremental term loan commitments previously utilized, and (2) such other amount so long as such amount at such time could be incurred without causing the pro forma consolidated secured leverage ratio to exceed 3.50 to 1.00. The New Revolving Credit Agreement provides that the Company has the right at any time to request an increase in the revolving commitments up to $500.0 million. The lenders under the New Credit Facilities are not under any obligation to provide any such incremental commitments or loans and any such addition of or increase in commitments or loans are subject to certain customary conditions precedent.

The foregoing description of the New Credit Agreements do not purport to be complete and are qualified in their entirety by reference to the New Credit Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Senior Notes due 2025

As previously disclosed, on October 25, 2017, Beacon Escrow Corporation, a wholly owned subsidiary of Beacon (the “Escrow Issuer”), entered into an Indenture, dated as of October 25, 2017 (the “2025 Indenture”), by and between the Escrow Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), pursuant to which the Escrow Issuer issued $1.3 billion aggregate principal amount of 4.875% Senior Notes due 2025 (the “2025 Notes”) in a private offering to qualified institutional buyers and to non-U.S. persons outside of the United States in accordance with Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended (the “Securities Act”). The terms of the 2025 Notes are governed by the 2025 Indenture.

Upon issuance of the 2025 Notes, the net proceeds of the offering, together with certain additional funds (the “Escrowed Funds”), were deposited into a segregated escrow account. In connection with the consummation of the Allied Acquisition, the Escrowed Funds were released from the escrow account and were used, together with borrowings under the New Credit Facilities and the proceeds from the Convertible Preferred Stock Purchase (as defined below), to fund the Purchase Price, to refinance certain indebtedness of the Company, to repay existing indebtedness of Allied and to pay related fees and expenses.

In connection with the release of the Escrowed Funds from escrow, the Escrow Issuer merged with and into Beacon, with Beacon as the surviving entity in the merger. In connection therewith, the Trustee, the Company and certain of the direct and indirect subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a supplemental indenture to the 2025 Indenture, dated as of the Closing Date (the “2025 Supplemental Indenture”), providing for the assumption by the Company of the Escrow Issuer’s obligations under the 2025 Indenture and the 2025 Notes and the guarantee of the 2025 Notes by the Subsidiary Guarantors. The 2025 Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior debt, senior in right of payment to all of its existing and future subordinated debt, effectively subordinated to all of its existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities of its non-guarantor subsidiaries.

The foregoing description of the 2025 Indenture, the 2025 Supplemental Indenture and the 2025 Notes does not purport to be complete and is qualified in its entirety by reference to the 2025 Indenture, the 2025 Supplemental Indenture and form of 4.875% Senior Notes due 2025, copies of which are filed as Exhibits 4.1, 4.2 and 4.4, respectively, hereto and are incorporated herein by reference.

Existing Senior Notes due 2023

In connection with the Allied Acquisition, on the Closing Date, the Trustee, the Company and certain of the direct and indirect subsidiaries of the Company entered into a second supplemental indenture (the “2023 Second Supplemental Indenture”) to the Indenture, dated as of October 1, 2015, by and among the Company, each subsidiary guarantor from time to time party thereto and the Trustee, as supplemented by the Supplemental Indenture, dated as of October 1, 2015, among the Company, certain direct and indirect subsidiaries of the Company, the existing guarantors party thereto and the Trustee (as so supplemented, the “2023 Indenture”), providing for the guarantee of the Company’s existing 6.375% Senior Notes due 2023 under the 2023 Indenture by such direct and indirect subsidiaries of the Company.

The foregoing description of the 2023 Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2023 Second Supplemental Indenture, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Convertible Preferred Stock Purchase

In connection with the Allied Acquisition, on the Closing Date, the Company completed the sale of 400,000 shares of Series A Cumulative Convertible Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”), with an aggregate liquidation preference of $400.0 million, at a purchase price of $1,000 per share, to CD&R Boulder Holdings, L.P. (the “CD&R Stockholder”), pursuant to that certain Investment Agreement, dated as of August 24, 2017 (the “Investment Agreement”), with CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P. (the “CD&R Fund”) (solely for the purpose of limited provisions therein) (the “Convertible Preferred Stock Purchase”). The $400.0 million in proceeds from the Convertible Preferred Stock Purchase were used to finance in part the Purchase Price. CD&R Stockholder and CD&R Fund are entities affiliated with the investment firm Clayton, Dubilier & Rice LLC (“CD&R”).

The Preferred Stock is convertible perpetual participating preferred stock of the Company, with an initial conversion price of $41.26 per share, and will accrue dividends at a rate of 6.0% per annum (payable in cash or in-kind, subject to the conditions set forth in the Certificate of Designations (as defined below)). The aggregate number of shares of common stock into which the Preferred Stock may be converted will be limited to 12,071,937 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which represents 19.99% of the total number of shares of Common Stock issued and outstanding immediately prior to the execution of the Investment Agreement unless and until such time, if any, that a Stockholder Approval (as defined in the Certificate of Designations (as defined below)) is obtained. The terms of the Preferred Stock are more fully described in the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock of Beacon Roofing Supply, Inc. (the “Certificate of Designations”), which created the Preferred Stock and established the designations, preferences and other rights of the Preferred Stock and became effective upon filing with the Secretary of State of the State of Delaware on December 29, 2017.

Following the consummation of the Allied Acquisition and the Convertible Preferred Stock Purchase, the CD&R Stockholder will beneficially own shares of Preferred Stock that may be converted at the option of the CD&R Stockholder into 9,694,619 shares of Common Stock, representing approximately 12.5% of Beacon’s outstanding shares of Common Stock as of October 31, 2017 (on as-converted basis and assuming no adjustment to the initial conversion price of $41.26 per share). For additional information regarding the Preferred Stock terms, see the information set forth under the heading “Investment Agreement and Preferred Stock Terms” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 24, 2017, which information is incorporated herein by reference.

The foregoing description of the Investment Agreement and the Preferred Stock terms does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement and the Certificate of Designations, copies of which are filed as Exhibits 10.3 and 3.1 hereto, respectively, and are incorporated herein by reference.

CD&R Registration Rights Agreement

In connection with the Allied Acquisition and pursuant to the Investment Agreement, on the Closing Date, Beacon entered into a registration rights agreement (the “Registration Rights Agreement”) with the CD&R Stockholder, pursuant to which Beacon has agreed to file a resale shelf registration statement for the benefit of the CD&R Stockholder and its permitted transferees (collectively, the “CD&R Stockholders”) promptly upon the expiration of the 18-month post-closing lock-up period, and pursuant to which the CD&R Stockholders may make up to four requests (only two of which may require a customary “road show” or other substantial marketing efforts) that Beacon conduct an underwritten offering of, or register, shares of Common Stock received upon conversion of Preferred Stock held by the CD&R Stockholders and eligible for registration thereunder (“registrable securities”). The CD&R Stockholders also have customary piggyback registration rights and may request that Beacon include their registrable securities in certain future registration statements or offerings of Common Stock by Beacon. These registration rights will terminate when the CD&R Stockholders no longer own any registrable securities or shares of Preferred Stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On January 2, 2018, concurrently with the Company’s entry into the New Credit Agreements as described above in Item 1.01 hereto, the Company terminated its term loan credit agreement dated as of October 1, 2015 and repaid all outstanding borrowings thereunder in full.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Stock Purchase Agreement, on the Closing Date, the Company acquired all of the outstanding capital stock of Allied for approximately $2.625 billion in cash (subject to a working capital and certain other adjustments as set forth in the Stock Purchase Agreement).

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2017, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the headings “New Credit Facilities,” “Senior Notes due 2025” and “Existing Senior Notes due 2023” is incorporated herein by reference.

On the Closing Date, the Company made draws under the New Credit Facilities in the aggregate amount of $1.495 billion, consisting of $525.0 million under the Revolving Credit Facility and $970.0 million under the Term Loan Credit Facility. The Company used the borrowings, together with the Escrowed Funds and the proceeds from the Convertible Preferred Stock Purchase, to fund the Purchase Price, to refinance certain indebtedness of the Company, to repay existing indebtedness of Allied and to pay related fees and expenses.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the heading “Convertible Preferred Stock Purchase” is incorporated herein by reference. On January 2, 2018, the Company issued and sold to the CD&R Stockholder 400,000 shares of Preferred Stock for an aggregate purchase price of $400.0 million, or $1,000 per share, pursuant to the Investment Agreement. Such issuance and sale is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The CD&R Stockholder represented to the Company that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares of Preferred Stock are being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above under the heading “Convertible Preferred Stock Purchase” is incorporated herein by reference. Pursuant to the Investment Agreement, the Company issued 400,000 shares of Preferred Stock, the terms of which are more fully described in the Certificate of Designations, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Allied Acquisition, the Company’s Board of Directors (the “Board”) increased the size of the Board from ten members to eleven members. To fill the vacancy created by this increase and pursuant to the terms of the Investment Agreement, which provides that the CD&R Stockholder initially may designate two directors to the Company’s board of directors, the Board, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Nathan K. Sleeper, a CD&R partner, as a new director to serve until the 2018 annual meeting of stockholders of the Company. Mr. Sleeper previously was a member of the Board from October 2015 through May 2016 in connection with the Company’s previous acquisition of Roofing Supply Group from a fund managed by CD&R. Mr. Philip Knisely, an advisor to the CD&R Stockholder, will remain on the Board as the second designee of the CD&R Stockholder.

It is expected that Mr. Sleeper will be compensated for his services (pro-rated for 2018) in accordance with the Company’s compensation program for non-employee directors described on pages 38-39 of the Company’s 2017 annual meeting proxy statement, including participating in the Company’s Amended and Restated 2014 Stock Plan, under which he is expected to receive a pro-rated annual award of restricted stock units.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 above under the heading “Convertible Preferred Stock Purchase” regarding the Preferred Stock terms and the Certificate of Designations is incorporated herein by reference. The Certificate of Designations establishes the rights, preferences, privileges and restrictions applicable to the Preferred Stock and became effective upon filing with the Secretary of State of the State of Delaware on December 29, 2017.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited combined financial statements (and notes thereto) of Allied as of and for each of the fiscal years ended December 31, 2016, January 2, 2016, and December 27, 2014, and the related report thereon of Ernst & Young LLP, Allied’s independent registered public accounting firm, were previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2017. The unaudited condensed combined interim financial statements (and notes thereto) of Allied as of and for the nine-month periods ended September 30, 2017 and October 1, 2016 and as of September 30, 2017, and the related review report thereon of Ernst & Young LLP, Allied’s independent auditor, are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Beacon giving pro forma effect to the Allied Acquisition and related financing transactions, consisting of the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2017 and the unaudited pro forma condensed combined balance sheet as of September 30, 2017, are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Stock Purchase Agreement, dated as of August 24, 2017, by and among Beacon Roofing Supply, Inc., as Buyer, Oldcastle, Inc., as Parent, and Oldcastle Distribution, Inc., as Seller. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 24, 2017).

3.1	Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock of Beacon Roofing Supply, Inc.

4.1	Indenture, dated as of October 25, 2017, between Beacon Escrow Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2017).

4.2	Supplemental Indenture, dated as of January 2, 2018, to the Indenture dated as of October 25, 2017, by and among Beacon Roofing Supply, Inc., certain direct and indirect subsidiaries of Beacon, as subsidiary guarantors, and U.S. Bank National Association, as trustee.

4.3	Second Supplemental Indenture, dated as of January 2, 2018, to the Indenture dated as of October 1, 2015, by and among Beacon Roofing Supply, Inc., certain direct and indirect subsidiaries of Beacon, as additional subsidiary guarantors, and U.S. Bank National Association, as trustee.

4.4	Form of 4.875% Senior Notes due 2025 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1) (incorporated by reference to Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 26, 2017).

10.1	Term Loan Credit Agreement, dated as of January 2, 2018, by and among Beacon Roofing Supply, Inc., Citibank N.A., as administrative agent, and the lenders and financial institutions party thereto.

10.2	Amended and Restated Credit Agreement, dated as of January 2, 2018, by and among Beacon Roofing Supply, Inc., Wells Fargo Bank, National Association, as administrative agent, and the US borrowers, Canadian borrower, lenders and financial institutions party thereto.

10.3	Investment Agreement, dated as of August 24, 2017, by and among Beacon Roofing Supply, Inc., CD&R Boulder Holdings, L.P. and Clayton, Dubilier & Rice Fund IX, L.P. (solely for purposes of Sections 4.13 and 4.14 thereof) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 24, 2017).

10.4	Registration Rights Agreement, dated as of January 2, 2018, by and between Beacon Roofing Supply, Inc. and CD&R Boulder Holdings, L.P.

15.1	Letter regarding unaudited financial information of Ernst & Young LLP, independent auditors to Allied Building Products Corp. and related companies.

99.1	Unaudited condensed combined interim financial statements of Allied Building Products Corp. and related companies as of and for the nine-month periods ended September 30, 2017 and October 1, 2016, and the related review report thereon of Ernst & Young LLP.

99.2	Unaudited pro forma condensed combined financial information of Beacon Roofing Supply, Inc. giving pro forma effect to the Allied Acquisition and related financing transactions described herein.

*	The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Dated: January 5, 2018	By:	/s/ Joseph M. Nowicki
	Name:	Joseph M. Nowicki
	Title:	Executive Vice President and Chief Financial Officer